Exhibit 99.10

MINUTES OF AN EXTRAORDINARY MEETING OF THE BOARD OF DIRECTORS

Date, time and location:

On July 14, 2009, at 6:00 p.m., via teleconference centralized at the headquarters of Votorantim Industrial S/A, at Rua Amauri, 255 – 13th floor, in the city of São Paulo/SP.

Attending:

The meeting was attended by the following members of the Board of Directors: Raul Calfat

(Chairman of the Board), Alexandre D’Ambrósio, Sérgio Duarte Pinheiro, Gilberto Lara Nogueira and Wang Wei Chang.

The Meeting was presided by Mr Raul Calfat, Chairman of the Board of Directors. José Luiz Braga, General Counsel, acted as Secretary.

Summary of the Deliberations:

(I)	The Board of Directors was informed that (a) due to the lack of sufficient quorum, the Special Shareholders Meeting of Holders of Class A Preferred Shares of Aracruz , scheduled to happen on second call on July 10, 2009, was not convened, and that (b) despite having been convened with the presence of holders of 37.39% of the relevant Class of shares, the Special Shareholders Meeting of Holders of Class B Preferred Shares of Aracruz, also scheduled to happen on second call on July 10, 2009, did not vote the conversion of Class B Preferred Shares into Common Shares of Aracruz, since the number of shareholders present was not sufficient to validly take the decisions set forth in the Agenda, although the majority of the shareholders present at the Meeting (73.40%) had given voting instructions in a manner so as to approve the conversion as proposed.

(II)	Whereas (a) the Special Shareholders Meetings referred to above have each been called in a second call without having achieved the quorum as legally required, (b) that the vast majority of the shareholders that attended the Special Shareholders Meeting of Holders of Class B Shares of Aracruz had given voting instructions in a manner so as to approve the conversion as proposed and (c) it is not in the best interest of the Company to postpone the implementation of its ongoing corporate reorganization, it was decided to call an Extraordinary General Shareholders Meeting of Aracruz Celulose S.A., to be held on July

717621ARACRUZ-NewCELULOSE S.A. - Rodovia Aracruz-Barra do Riacho, s/n° - Aracruz, ES - Brasil - 29197-000 - Tel.: (27) 3270- MSW 2122 - Fax: (27) 3270-2136 - SÃO PAULO (SP) - Av. Brigadeiro Faria Lima, 2277 - 4° andar - São Paulo, SP - Brasil - 01452-000 - Tel.: (11) 3301-4111 - Fax: (11) 3301-4202 - GUAÍBA (RS) - Rua São Geraldo, 1800 - Guaíba, RS - Brasil - 92500-000 - Tel.: (51) 2139-7111 - Fax: (51) 2139-7111 - ARUS - FUNDAÇÃO ARACRUZ DE SEGURIDADE SOCIAL - Rodovia Aracruz-Barra do Riacho, Km 25 - Caixa Postal 331011 - Aracruz, ES - Brasil - 29197-000 - Tel.: (27)3270-2122 - Fax: (27)3270-2763 - ARACRUZ PRODUTOS DE MADEIRA S.A. - Rodovia BR 418, Km 37 - Posto da Mata, BA - Brasil - 45928-000 - Tel.: (73) 209-1293 - Fax: (73) 209-1162 - ARACRUZ CELULOSE INC. - 16300 NE 19th Ave., Suite 210 North Miami Beach, FL - 33162 - USA - Tel.: 1 (305) 940-9762 - Fax: 1 (305) 940-9763 - ARACRUZ (EUROPE) S.A. - Av. Reverdil, 12-14 - CH-1260 - Nyon, Switzerland - Tel: 41 (22) 994-9030 - Fax: 41 (22) 994-9040 - ARACRUZ TRADING INTERNATIONAL LTD. - Akácos út 11 - H-2161 - Csomád, Hungary - Tel.: 36 (28) 566-576 - Fax: 36 (28) 566-575 - ARACRUZ TRADING INTERNATIONAL LTD. (China) - 2501-2 Great Eagle Centre - 23 Harbour Road - Wanchai - Hong Kong - SAR - Tel.: (852) 2866-7956 - Fax: (852) 2865-2423 - ARACRUZ CELULOSE S.A. BEIJING REPRESENTATIVE OFFICE - Towercrest Plaza, Suite 724 - 3, Mai Zi Dian West Road - Chao Yong District - Beijing 100016 - China - Tel.: (86)1-6467-4335 - Fax: (86)1-6467-4339

IS-01-004/95

1.	Decide on the reversion of the decision taken in the Extraordinary General Shareholders Meeting of the Company held on May 30, 2009, that voted for the conversion of all preferred shares issued by Aracruz, of both Classes, into Common shares also issued by the Company.

2.	Once the reversion referred to in item 1 has been approved, the following shall cease to apply (i) the change in Section 5 and its paragraphs; (ii) the deletion of Section 7 and 9, with the consequent renumbering of the following Sections and (iii) the change in Section 27, II, all of the Company’s By-Laws, thus restoring the text of the By-Laws effective until May 30, 2009.

3.	Election of members – effective and alternate – of the Board of Directors, pursuant to Section 150, caput, of Law n. 6.404/76 and Section 18 of the By-Laws of Aracruz.

Closing:

The resolutions were decided with the unanimous approval of the Board members present. These Minutes were signed by those present.

São Paulo, July 14, 2009.

Raul Calfat

Chairman of the Board of Directors

José Luiz Braga

Secretary

Alexandre D’Ambrósio

Sérgio Duarte Pinheiro

Gilberto Lara Nogueira

Wang Wei Chang

717621ARACRUZ-NewCELULOSE S.A. - Rodovia Aracruz-Barra do Riacho, s/n° - Aracruz, ES - Brasil - 29197-000 - Tel.: (27) 3270- MSW 2122 - Fax: (27) 3270-2136 - SÃO PAULO (SP) - Av. Brigadeiro Faria Lima, 2277 - 4° andar - São Paulo, SP - Brasil - 01452-000 - Tel.: (11) 3301-4111 - Fax: (11) 3301-4202 - GUAÍBA (RS) - Rua São Geraldo, 1800 - Guaíba, RS - Brasil - 92500-000 - Tel.: (51) 2139-7111 - Fax: (51) 2139-7111 - ARUS - FUNDAÇÃO ARACRUZ DE SEGURIDADE SOCIAL - Rodovia Aracruz-Barra do Riacho, Km 25 - Caixa Postal 331011 - Aracruz, ES - Brasil - 29197-000 - Tel.: (27)3270-2122 - Fax: (27)3270-2763 - ARACRUZ PRODUTOS DE MADEIRA S.A. - Rodovia BR 418, Km 37 - Posto da Mata, BA - Brasil - 45928-000 - Tel.: (73) 209-1293 - Fax: (73) 209-1162 - ARACRUZ CELULOSE INC. - 16300 NE 19th Ave., Suite 210 North Miami Beach, FL - 33162 - USA - Tel.: 1 (305) 940-9762 - Fax: 1 (305) 940-9763 - ARACRUZ (EUROPE) S.A. - Av. Reverdil, 12-14 - CH-1260 - Nyon, Switzerland - Tel: 41 (22) 994-9030 - Fax: 41 (22) 994-9040 - ARACRUZ TRADING INTERNATIONAL LTD. - Akácos út 11 - H-2161 - Csomád, Hungary - Tel.: 36 (28) 566-576 - Fax: 36 (28) 566-575 - ARACRUZ TRADING INTERNATIONAL LTD. (China) - 2501-2 Great Eagle Centre - 23 Harbour Road - Wanchai - Hong Kong - SAR - Tel.: (852) 2866-7956 - Fax: (852) 2865-2423 - ARACRUZ CELULOSE S.A. BEIJING REPRESENTATIVE OFFICE - Towercrest Plaza, Suite 724 - 3, Mai Zi Dian West Road - Chao Yong District - Beijing 100016 - China - Tel.: (86)1-6467-4335 - Fax: (86)1-6467-4339

IS-01-004/95